October 30, 2003


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C. 20549


Dear Sir/Madam:

     We have read the disclosure under the section titled "Change in Auditor" included in the Prospectus as part of the Registration Statement of Synergy Financial Group, Inc. on Form S-1 to be filed with the Securities and Exchange Commission, and we are in agreement with the statements contained therein.

Very truly yours,

/s/Fontanella and Babitts

Fontanella and Babitts
Certified Public Accountants